UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2006

FIELDSTONE INVESTMENT CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50938	74-2874689
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 Broken Land Parkway, Columbia, Maryland		21044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(410) 772-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2006, Fieldstone Investment Corporation ("Fieldstone") and Fieldstone Mortgage Company, a direct wholly owned subsidiary of Fieldstone ("Fieldstone Mortgage" and together with Fieldstone, the "Sellers"), entered into Amendment No. 3 (the "Third Amendment") to that certain Pricing Side Letter with Credit Suisse, New York Branch ("Credit Suisse"), dated as of November 8, 2005, as amended (the "Pricing Side Letter"). The Third Amendment extends the termination date of the Master Repurchase Agreement dated November 8, 2005, among the Sellers, Credit Suisse, as administrative agent, and the several other conduit or committed buyers a party to the agreement, as amended (the "Master Repurchase Agreement"), until July 25, 2007. The Third Amendment did not change any other material terms of the Master Repurchase Agreement or the Pricing Side Letter.

The foregoing description of the Third Amendment is qualified in its entirety by the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 3, dated as of July 26, 2006, among Credit Suisse, New York Branch, Fieldstone Mortgage Company and Fieldstone Investment Corporation and the several Conduit Buyers and Committed Buyers Party hereto from time to time to that certain Pricing Side Letter, dated as of November 8, 2005, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

July 28, 2006	By:	/s/ Michael J. Sonnenfeld

Name: Michael J. Sonnenfeld
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3, dated as of July 26, 2006, among Credit Suisse, New York Branch, Fieldstone Mortgage Company and Fieldstone Investment Corporation and the several Conduit Buyers and Committed Buyers Party hereto from time to time to that certain Pricing Side Letter, dated as of November 8, 2005, as amended.